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As filed with the Securities and Exchange Commission on July 19, 2001.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDVSA FINANCE LTD. (Exact name of registrant as specified in its charter)	PETRÓLEOS DE VENEZUELA, S.A. (Exact name of registrant as specified in its charter) Venezuelan National Petroleum Company (Translation of Registrant's Name into English)
Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification number)	Bolivarian Republic of Venezuela (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification number)
Caledonian Bank & Trust Ltd.
Caledonian House
P.O. Box 1043
George Town, Grand Cayman
Cayman Islands
(345) 949-0050
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Avenida Libertador
La Campiña, Apdo. 169,
Caracas 1010-A, Venezuela
(58-212) 708-1111

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8700

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of correspondence to:
PDVSA Finance Ltd.
c/o Petróleos de Venezuela, S.A.
Avenida Libertador
La Campiña, Apdo. 169
Caracas 1010-A, Venezuela
(58-212) 708-1111

and
Antonia E. Stolper, Esq.
Shearman & Sterling
599 Lexington Avenue
New York, NY 10022-6069
(212) 848-4000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee

Notes	$1,500,000,000	100%	$1,500,000,000	$375,000

(1)
Such indeterminate number or amount of notes as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite units.
(2)
Includes notes that are to be offered outside the United States but may be resold from time to time in the United States, in transactions subject to registration under the Securities Act of 1933. The notes are not being registered for purposes of sales outside the United States.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)
Exclusive of accrued interest, if any.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated July 19, 2001

$1,500,000,000
PDVSA Finance Ltd.
a wholly owned subsidiary of Petróleos de Venezuela, S.A.
 Notes

    We intend to offer notes from time to time and in one or more series. We will provide the specific terms of the notes that we are offering, and the terms on which they are being offered, in one or more supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before investing in our notes. The total dollar amount of notes covered by this prospectus will not exceed $1,500,000,000.

    We are the wholly owned subsidiary of Petróleos de Venezuela, S.A., the national oil company of the Bolivarian Republic of Venezuela. The notes will be solely obligations of PDVSA Finance Ltd. and are not obligations of, or guaranteed by, the Bolivarian Republic of Venezuela, Petróleos de Venezuela, S.A. or any other entity.

    We may sell the notes through underwriting syndicates represented by managing underwriters, through underwriters without a syndicate or through designated agents. We may also sell the notes directly to one or more purchasers. The names of any underwriters or agents that are included in a sale of notes, and any applicable commissions or discounts, will be stated in accompanying supplements to this prospectus. We cannot sell any of these notes unless this prospectus is accompanied by a prospectus supplement.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2001.

    You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell the notes in any state or country where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the relevant document.

i

WHERE YOU CAN FIND MORE INFORMATION

    We file annual and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Some of such filings with the SEC are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov. In addition, you can obtain the reports that are filed under the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus free of charge, by requesting them orally or in writing from the trustee for the notes, at The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Institutional Trust Services; telephone: (212) 946-3013.

    This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The SEC permits us to "incorporate by reference" the information that have been filed or submitted to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

    The following documents filed with or submitted to the SEC are incorporated by reference in this prospectus:

  •
  PDVSA Finance Ltd.'s annual report on Form 20-F for the year ended December 31, 2000 (File No. 333-09678).

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  Petróleos de Venezuela, S.A.'s annual report on Form 20-F for the year ended December 31, 2000 (File No. 001-12142).

  •
  PDV America, Inc.'s annual report on Form 10-K for the year ended December 31, 2000 (File No. 001-12138).

  •
  The consolidated financial statements of CITGO Petroleum Corporation for the year ended December 31, 2000, incorporated herein by reference to CITGO Petroleum Corporation's annual report on Form 10-K for the year ended December 31, 2000 (File No. 001-14380).

    We are also incorporating by reference all documents filed by us and Petróleos de Venezuela, S.A. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and, to the extent, if any, designated therein, certain reports on Form 6-K furnished by us or Petróleos de Venezuela, S.A. to the SEC, and all documents filed by PDV America, Inc. and all financial statements included in documents filed with the SEC by CITGO Petroleum Corporation pursuant to Section 13(a), 13(c), 14 or 15(d)) of the Securities Exchange Act of 1934, in each case, after the date of this prospectus and until the offering of the notes pursuant to this registration statement is terminated. All such information shall be deemed to be incorporated by reference in this prospectus and shall be considered part of this prospectus from the date of filing or submission of such documents with the SEC.

    Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FACTORS AFFECTING FORWARD-LOOKING STATEMENTS

    Certain information included or incorporated by reference in this document may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Other than statements of historical facts, all statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described in our annual report and the annual report of Petróleos de Venezuela, S.A. under "Item 3.D Risk factors," as well as other factors that our management has not yet identified. Any such forward-looking statements are not guarantees of our future performances or actual results. Our developments and business decisions may differ from those envisaged by such forward-looking statements. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.

SUMMARY

    The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus and the accompanying prospectus supplement, including the information incorporated by reference, before making an investment decision. When used in this prospectus, references to "dollars" or "$" are to the lawful currency of the United States. When used in this prospectus, the terms "we," "our," "us" and "PDVSA Finance" refer to PDVSA Finance Ltd., the term "Petróleos de Venezuela" refers to Petróleos de Venezuela, S.A. and the term "PDVSA" refers to Petróleos de Venezuela and its consolidated subsidiaries.

PDVSA Finance

    PDVSA Finance is a limited liability company organized on March 18, 1998 under the laws of the Cayman Islands. We are a wholly owned subsidiary of Petróleos de Venezuela, the national oil company of the Bolivarian Republic of Venezuela, and we are the principal vehicle for corporate financing of PDVSA. We raise capital by issuing unsecured debt. We also acquire from PDVSA Petróleo, S.A., or PDVSA Petróleo, a wholly owned subsidiary of Petróleos de Venezuela, certain current and future accounts receivable of PDVSA Petróleo. Our registered office is located at Caledonian Bank & Trust Ltd., Caledonian House, P.O. Box 1843, George Town, Grand Cayman, Cayman Islands and our telephone number is 011-345-949-0050.

    Please refer to our annual report on Form 20-F, which is incorporated by reference in this prospectus, for more information on our business and financial condition.

Petróleos de Venezuela

    Petróleos de Venezuela is the national oil company of the Bolivarian Republic of Venezuela. Petróleos de Venezuela was formed by the Venezuelan government in 1975 pursuant to the Organic Law Reserving to the State, the Industry and Commerce of Hydrocarbons as the entity entrusted to coordinate, supervise and control activities within the Venezuelan oil industry following its nationalization, which became effective January 1, 1976. Since its formation, Petróleos de Venezuela has been operating as a commercial entity, vested with commercial and financial autonomy. Petróleos de Venezuela and its domestic subsidiaries are organized under the Commercial Code of Venezuela, which sets forth the basic corporate legal framework applicable to all Venezuelan companies.

    Through its subsidiaries, Petróleos de Venezuela engages in various aspects of the petroleum industry, including the exploration, production and upgrading of crude oil and natural gas (or "upstream operations"), the refining, marketing and transportation of crude oil, natural gas and refined petroleum products (or "downstream operations"), the production and marketing of petrochemicals and the development and marketing of Venezuela's natural bitumen ("Orimulsion®") and coal resources. Its crude oil and natural gas reserves and upstream operations are located exclusively in Venezuela, while its downstream operations are located in the United States, Germany, Sweden, the United Kingdom, Belgium and the Caribbean, as well as in Venezuela. Petróleos de Venezuela's registered office is located at Avenida Libertador, La Campiña, Apdo. 169, Caracas 1010-A, Venezuela, and its telephone number is 011-58-212-708-1111.

    Please refer to Petróleos de Venezuela's annual report on Form 20-F, which is incorporated by reference in this prospectus, for more information on the business and financial condition of Petróleos de Venezuela

RATIOS OF EARNINGS TO FIXED CHARGES

PDVSA Finance
(International Accounting Standards)

Year Ended December 31,
		From Inception on March 18 to December 31, 1998
2000	1999
1.38	1.43	1.47

Petróleos de Venezuela
(U.S. GAAP)

Year Ended December 31,
2000	1999	1998	1997	1996
18	7	4	19	17

USE OF PROCEEDS

    Except as otherwise provided in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the notes described in this prospectus to service our indebtedness, for general corporate purposes and to purchase additional eligible receivables from PDVSA Petróleo under the Receivables Purchase Agreement. See "Item 10.C Material contracts—The Receivables Purchase Agreement" under our Annual Report on Form 20-F incorporated herein by reference.

DESCRIPTION OF THE NOTES

General

    Each series of notes will be issued under a senior indenture, dated as of May 14, 1998, between PDVSA Finance and The Chase Manhattan Bank, as trustee, as supplemented by a supplemental indenture relating specifically to one or more series of notes, to be entered into at the time of their issuance. The general terms and provisions of our notes to which any prospectus supplement may relate are set forth in the senior indenture and described in our annual report on Form 20-F for the fiscal year ended December 31, 2000 incorporated herein by reference. See "Item 10.C Material Contracts—The Indenture."

    The following discussion and the discussion set forth in our annual report under "Item 10.C Material contracts—The Indenture" describes and summarizes the terms of the notes issuable under the senior indenture. However, we have not described every aspect of the notes or the senior indenture. You should refer to the senior indenture for a complete description of their provisions and the definitions of the terms used in the senior indenture.

    The particular terms of our notes offered by any prospectus supplement will be described in the prospectus supplement relating to such notes. Accordingly, for a description of the terms of a particular issue of our notes, reference must be made to both the relevant prospectus supplement and to the description of our notes set forth in our above-mentioned annual report. The description of the particular terms of our notes in a related prospectus supplement may include, where applicable:

  •
  the title of the series of notes;

  •
  any limit on the aggregate principal amount of the series of notes and, with respect to any particular series of notes, whether the supplemental indenture pursuant to which such series of notes are issued allows for the "re-opening" of such series of notes to allow for the issuance of additional notes of such series;

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  the currency in which the series of notes will be denominated and/or in which payments on the series of notes will be made;

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  the dates on which principal or premium, if any, on the series of notes will be payable;

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  the date or dates from which interest, if any, will accrue on notes of the series, or the method for determining this date;

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  the rate or rates, which may be fixed, variable or zero, at which the notes of the series will bear interest, if any, or the method of calculating the rate or rates;

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  the dates on which interest will be payable on notes of the series and the record date for the interest payable on any interest payment date;

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  a description of whether the notes are redeemable by us in whole or in part, and the terms and conditions under which we may redeem such notes, pursuant to any sinking fund or otherwise;

  •
  the denominations in which the notes of the series are authorized to be issued;

  •
  any index, formula or other method by which payments on the series of notes will be determined;

  •
  a description of any circumstances under which we will pay additional amounts in respect of any tax, assessment or governmental charge withheld or deducted from payments on the notes of that series, and the option the issuer will have to redeem such notes rather than pay such additional amounts;

  •
  any additions to or changes in the events of default or covenants described in this prospectus or in the senior indenture with respect to the notes of that series;

  •
  any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the notes of that series other than those originally appointed; and

  •
  any other terms of the notes of that series.

    The prospectus supplement will also describe any federal income tax, accounting or other special considerations, restrictions or elections applicable to the series of notes.

    Whenever we refer to particular defined terms of the senior indenture in this prospectus or any prospectus supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable prospectus supplement. The senior indenture has been filed as an exhibit to the registration statement on Form F-3 of which this prospectus forms a part. See "Where You Can Find More Information" for information on how you can examine copies of the senior indenture or obtain a copy of the senior indenture for your review.

    The senior indenture provides for the issuance of notes from time to time in one or more series, denominated and payable in U.S. dollars or other currencies or units based on or relating to one or more currencies. Each series of notes issued by us under this prospectus will constitute one of these series under the senior indenture.

Book-Entry System

    Unless otherwise specified in a prospectus supplement, we will issue the notes in book-entry form only. This means that we will not issue actual notes or certificates to each holder. Instead the notes will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary that we select. The depositary would in turn hold such global securities on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes on behalf of themselves or their customers.

    As long as the notes are issued in global form, investors will be indirect holders, and not registered holders, of the notes. We will recognize only the depositary as the registered holder of the notes and will make all payments on the notes to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners of the notes. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

    As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest in the global security through a participant. Beneficial interests in a global security are shown on, and transfers in such global security are effected only through, records maintained by the depositary and its direct and indirect participants. Such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require purchase of their interests in the notes, in accordance with the procedures and practices of the depositary. Beneficial owners are not holders and are not entitled to any rights provided to the holders of notes under the global security or the indenture. We and the trustee, and any of our respective agents, may treat the depositary as the sole holder and registered owner of the global security.

    We, the trustee for the notes and any of our respective agents have no responsibility or liability for any aspect of the records relating to or payments made on account of the notes by the depositary. Neither the trustee nor we will be responsible for or will have any liability with respect to maintaining, supervising or reviewing any records relating to the global securities or beneficial ownership interests in the notes. Finally, we will not have any responsibility or liability for any other aspect of the relationship between the depositary and its direct or indirect participants, or the relationship between the participants and the owners of beneficial interests in a global security who own their interests through such participants.

    Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all notes issued in book-entry form. We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Investors may elect to hold interests in the global securities through DTC, Clearstream Banking, Societe Anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear," if they are participants of such systems, or indirectly through organizations which are participants of such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories, which in turn will hold such interests in customers' securities accounts in the depositories' names on the books of DTC.

    We understand that Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers, dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer.

    Distributions with respect to the notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

    We understand that Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the above-mentioned terms and conditions and pursuant to applicable Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the above-mentioned terms and conditions and pursuant to applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

    Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with Euroclear Clearance Systems or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and either other intermediary, if any, standing between themselves and the global securities.

    Euroclear Clearance Systems advises that under Belgian law, investors that are credited with securities on the records of Euroclear Clearance Systems have a co-property right in the fungible pool of interests in securities on deposit with Euroclear Clearance Systems in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear Clearance Systems, Euroclear participants would have a right under Belgian law to return of the amount and type of interests in securities credited to their accounts with Euroclear Clearance Systems. If Euroclear Clearance Systems did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear Clearance Systems' records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear Clearance Systems would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

    Under Belgian law, Euroclear Clearance Systems is required to pass on the benefits of ownership in any interests in securities on deposit with it, such dividends, voting rights and other entitlements to any person credited with such interests in securities on its records.

    Unless otherwise specified in a prospectus supplement, each series of notes will be represented by one or more global securities, which will be in definitive, fully registered form, without interest coupons. Unless stated otherwise in a prospectus supplement, the notes will be denominated in U.S. dollars and will be issued in minimum denominations of $1,000 and integral multiples of $1,000. We will deposit each global security with the trustee as custodian for DTC and register each global security in the name of a nominee of DTC for credit to the respective accounts of the purchasers of that series of notes at DTC. A global security may be transferred, in whole or in part, only to another nominee of DTC.

Certificated Notes

    Except under limited circumstances, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of a certificated note. Notes represented by one or more global securities are exchangeable for certificated securities in registered form with the same terms only if:

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  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

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  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary) and choose to issue notes in certificated form; or

  •
  an event of default under the indenture occurs and is continuing.

Ranking

    The notes are our direct, unsecured and unsubordinated obligations. The notes will rank equal in right of payment to all of our existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to all of our existing and future subordinated indebtedness. The senior indenture does not prohibit us from incurring additional indebtedness. See "Item 10.C Material contracts—The Indenture—General."

Redemption of the Notes; Sinking Fund Payments

    Unless otherwise specified in a supplement to the senior indenture, we will not be required to repurchase the notes or make mandatory redemption or sinking fund payments on the notes. A supplement to the senior indenture authorizing the issuance of a series of notes may give us the option to redeem all or a part of the notes of such series. Where this option exists, the supplemental indenture will specify the terms on which this redemption may occur.

Mergers and Sales of Assets by PDVSA Finance

    The senior indenture provides that we will not merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person unless, among other things:

  •
  either: (1) we will be the continuing or successor corporation after such merger, consolidation, sale, lease or conveyance or (2) if we are not the continuing or successor corporation, the continuing or successor person expressly assumes all of our obligations under the senior indenture and any supplemental indenture; and

  •
  we and any such successor corporation shall not immediately after such merger, consolidation, sale, lease or conveyance be in default in the performance of any covenant or condition of the senior indenture or any supplemental indenture.

    Upon the assumption of our obligations by such a person in such circumstances, subject to certain exceptions, we would be discharged from all obligations under the senior indenture.

Events of Default

    The occurrence of any of the following events in relation to a series of the notes will constitute an "event of default" with respect to that series of notes:

  (1)
  a default in the payment of all or any part of the principal on any of the notes when such becomes due and payable, whether at maturity, upon redemption, by declaration or otherwise;

  (2)
  a default in the payment of any installment of interest upon or other amount in respect of any notes (other than principal) when such becomes due and payable, and such default continues for a period of 5 days;

  (3)
  the occurrence of any "Event of Default" set forth in the fiscal agency agreement (see "Item 10.C Material contracts—The Fiscal Agency Agreement" of PDVSA Finance's annual report on Form 10-K for the fiscal year ended December 31, 2000 incorporated herein by reference);

  (4)
  certain events of bankruptcy, insolvency, liquidation, dissolution or reorganization relating to PDVSA Finance, PDVSA Petróleo or Petróleos de Venezuela; or

  (5)
  any other event of default as shall be provided in the related supplemental indenture or form of security under which a series of notes is issued.

    Following the occurrence and during the continuation of one of the events of default described above, the indenture provides that the trustee must declare that all principal and interest due from us under the affected series of notes has become due and payable:

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  in the case of an event of default described under (4) above, as soon as it occurs;

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  in the case of an event of default described under (1) or (2) under "—Events of Default" above, at the direction of the holders of more than 50% of the outstanding aggregate principal amount of the notes of the affected series of notes; and

  •
  in the case of any other event of default described above, at the direction of the holders of more than 66 2/3% of the outstanding aggregate principal amount of the notes of the affected series.

    If certain conditions are met, this declaration may be annulled and past events of default may be waived by the holders of a majority in principal amount of the notes of the affected series then outstanding. A continuing event of default in payment of principal, premium or interest on the notes cannot be annulled or waived in this manner.

Modification of the Senior Indenture

    We and the trustee may, from time to time and at any time, enter into an indenture or indentures to supplement the senior indenture for one or more of the following purposes:

  •
  to convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for the notes of one or more series;

  •
  to evidence succession of another corporation to PDVSA Finance and the assumption of such successor corporation to our obligations under the senior indenture and any supplemental indentures;

  •
  to add to our covenants such further covenants, restrictions, conditions or provisions as we and the trustee consider to be for the protection of the holders of the notes or to make occurrence or continuance of such additional covenants, restrictions, conditions or provisions an event of default for the purposes of the senior indenture and any supplemental indenture;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the senior indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the senior indenture or in any supplemental indenture, or to make any other provision as we may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders of the notes;

  •
  to establish the form or terms of securities of any series in accordance with the terms of the senior indenture; or

  •
  to evidence and to provide for the acceptance of appointment by a successor trustee with respect to notes of one or more series and to add to or change any of the provisions of the senior indenture and any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under the senior indenture and any supplemental indenture by more than one trustee.

    Any supplemental indenture authorized by the above provisions may be executed without the consent of the holders of any of the notes at the time outstanding.

    With the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding of all series of notes affected by such supplemental indenture (voting as one class), we and the trustee may, from time to time and at any time, enter into an indenture or indentures to supplement the senior indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the senior indenture or any supplemental indenture or of modifying in any manner the rights of the holders of notes of any series, provided that without the consent of the holders of each affected note, such supplemental indenture shall not among other things:

  •
  extend the final maturity of any note;

  •
  reduce the principal amount of any note;

  •
  reduce the rate or extend the time of payment of interest on any note;

  •
  reduce any amount payable on redemption of any note;

  •
  make the principal of any note payable in any currency other than as provided in and in accordance with the terms of the note;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of maturity of such security; or

  •
  impair or affect the right of any holder of a note to institute suit for the payment of such security.

Information Concerning the Trustee

    The Chase Manhattan Bank is the trustee and paying agent under the senior indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee in the normal course of business. As of the date of this prospectus, the office of the trustee at which the corporate trust business of the trustee is principally administered is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

Additional Amounts that We Will Pay in the Event of Tax Withholding or Deductions

Circumstances in Which We Will Pay Additional Amounts

    As explained more fully below, if we are required by particular laws to make tax withholding or deductions from our payments to holders of notes, we will make additional payments in order for the holders to receive as much money as they would have received if those particular laws did not exist. These payments are called "additional amounts." Whenever in the indenture or in this "Description of the Notes" we refer, in any context, to the payment of the principal of or interest on any notes, that payment will be deemed to include the payment of any additional amounts described in this section that may have become payable.

    We will make all payments on the notes, including payments of interest, principal or any premium, without withholding or deducting for any present or future taxes, duties or any other form of governmental charges which might be in effect on the date of the indenture or which might be imposed or established in the future by or on behalf of the Cayman Islands or Venezuela or any authority in the Cayman Islands or Venezuela, unless this withholding or deduction is required by law. If any withholding or deduction is ever required, we will pay any additional amounts which may be necessary in order for holders to receive, after any required withholding or deduction, the same payment on the notes that they would have received in the absence of that withholding or deduction.

Circumstances in Which We Will Not Pay Additional Amounts

    We will not pay additional amounts as a result of any withholding or deduction on the notes to a holder of the notes, or to a third party on behalf of a holder, if that withholding or deduction is required:

  •
  because the holder of the notes is a resident of the Cayman Islands or Venezuela or has some connection with the Cayman Islands or Venezuela other than the mere holding of the notes or the receipt of principal and interest on the notes;

  •
  because of any tax imposed on, or measured by, net income;

  •
  because the holder of the notes fails to comply with any certification, declaration or other reporting requirement established by any taxing authority concerning the nationality, residence, identity or connection of the holder or the beneficial owner of the notes; or

  •
  because the holder presents a note for payment on a date more than 15 days after the date on which the payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later. However, we will pay additional amounts to the extent that the holder of a note would have been entitled to receive additional amounts upon presenting the note for payment on the last day of the 15-day period.

    Furthermore, we will not pay any additional amounts arising from any withholding or deduction related to estate, inheritance, gift, sale, transfer, personal property or similar taxes. Also, we will not pay any additional amounts on a note to a holder that is a fiduciary or partnership or is not otherwise the sole beneficial owner of that payment, if the beneficiary or settler with respect to the fiduciary, or the partner or beneficial owner would not have been entitled to receive the additional amounts had it been the holder.

Stamp and Court Taxes and Duties

    In connection with the issuance and offering of the notes, we will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in or to any taxing authority of the Cayman Islands, Venezuela or the United States, or any political subdivision of any of these countries.

    We will also pay and indemnify the holders of notes from and against all court taxes or other taxes and duties, including interest and penalties, paid by any holder in any jurisdiction in connection with an action taken by that holder to enforce our obligations under the notes, as long as the action is permitted under the terms of the indenture.

Redemption

Mandatory Redemption

    We will not be required to repurchase the notes or make mandatory redemption or sinking fund payments on the notes.

Optional Redemption

    We have the option to redeem all or a part of the notes. If we choose to exercise this option, we will notify holders at least 30 days and no more than 60 days prior to the redemption. We will send notice by first-class mail to the last address listed for each holder in the registrar's books.

    If we redeem the notes for any reason other than for the tax reasons described below under "—Redemption for Tax Reasons," we will pay 100% of the principal amount of the outstanding notes, plus accrued interest and a "make whole" premium to be calculated as described below. The make whole premium is designed to provide holders of the redeemed notes with the amounts they would otherwise have received on the notes had we not redeemed them. In some cases, the make whole premium will be zero.

    The make whole premium is equal to the excess, if any, of:

  •
  the present value of the future debt service on the notes being redeemed, discounted at 50 basis points above the then-current yield on U.S. Treasury securities having a maturity comparable to the remaining average life of the notes being redeemed, over

  •
  the outstanding principal amount of the notes being redeemed.

    In the case of a partial redemption, the trustee will select the notes or portions of the notes to be redeemed on a ratable basis, by lot or another manner that the trustee deems appropriate and fair. The notes may be redeemed in part only in multiples of $1,000,000.

    Any notice relating to a note being redeemed only in part must state the portion of the principal amount not being redeemed. The notice also must state that on and after the date of redemption, upon surrender of the partially redeemed note, we will issue another note or notes with a principal amount equal to the unredeemed portion of the original note. On and after the date of redemption, interest will no longer accrue on the notes or portions called for redemption, unless we default on the redemption payment.

    We may, at our sole option, effect any optional redemption permitted by the indenture by repurchasing, or causing one of our affiliates to purchase, notes at a purchase price equal to the applicable redemption price together with unpaid interest on the notes being purchased that has accrued to the date we or our affiliate purchases them.

Redemption for Tax Reasons

    Changes in certain tax laws and regulations, as described below, will give us the option to redeem all, but not part, of any series of notes without paying the make whole premium described above. If we exercise this option, we will give irrevocable notice to the holders of the affected notes not less than 30 days and no more than 60 days prior to the planned redemption. Any redemption for tax reasons will be made at 100% of the principal amount of the notes still outstanding, plus accrued interest and any additional amounts that have become payable.

    We may redeem the notes under this provision of the indenture if:

  •
  we have or will become obligated to pay additional amounts on the notes due to

  •
  any change or amendment to the laws or regulations of Venezuela, the Cayman Islands or any political subdivision or governmental authority of those countries having the power to tax; or

  •
  any change in the application or official interpretation of the laws or regulations of those countries occurring after the date of the indenture; and

  •
  we cannot avoid the obligation to pay additional amounts by taking reasonable available measures.

    We cannot deliver a notice of redemption described in this section earlier than 60 days before the first day that we would actually have to pay additional amounts if a payment were due. This ensures that any redemption of notes we make under this provision can occur only when the adverse tax consequences are close at hand.

    Before publishing or mailing any notice of redemption of the notes as described above, we must deliver to the trustee an officers' certificate stating that we cannot avoid our obligation to pay additional amounts by taking reasonable available measures. We must also deliver an opinion of independent legal counsel of recognized standing, stating that we would become obligated to pay additional amounts due to the change in tax law or interpretation. The trustee will accept the certificate and opinion as sufficient evidence that the conditions above have been satisfied, and the trustee's acceptance will be conclusive and binding on the holders.

Listing of the Notes

    Unless otherwise specified in the applicable prospectus supplement, the notes will not be listed on any securities exchange. In respect of any series of notes to which any prospectus supplement may relate, we may apply to list such series of notes on the Luxembourg Stock Exchange.

    Prior to the listing of any series of notes on the Luxembourg Stock Exchange, we will deposit certified true copies of our articles of incorporation and bylaws and copies of our annual report and the annual report of Petróleos de Venezuela with Kredietbank S.A., Luxembourgeoise, Société Anonyme, 43 Boulevard Royal L-2955, Luxembourg R.C., Luxembourg B 6395, the listing agent for the notes on the Luxembourg Stock Exchange, where such documents may be examined and copies may be obtained.

    Prior to the listing of any series of notes on the Luxembourg Stock Exchange, we will also deposit with our listing agent copies of material agreements relating to such series of notes, including copies of the applicable supplemental indenture and the following material contracts:

  •
  the Receivables Purchase Agreement, dated as of April 27, 1998, among PDVSA Finance, PDVSA Petróleo and Petróleos de Venezuela;

  •
  the Servicing and Collection Agency Agreement, dated as of April 27, 1998, amont PDVSA Finance, PDVSA Petróleo, Petróleos de Venezuela and Citibank, N.A.;

  •
  the Senior Indenture, dated as of May 14, 1998, between PDVSA Finance and The Chase Manhattan Bank, as trustee; and

  •
  the Fiscal Agency Agreement, dated as of May 14, 1998, between PDVSA Finance and The Chase Manhattan Bank, as fiscal and paying agent, and The Chase Manhattan Bank Luxembourg, S.A., as paying agent.

Governing Law

    The senior indenture is governed by, and construed in accordance with, the law of the State of New York.

TAXATION

Cayman Islands Taxation

    The notes are not subject to taxation in the Cayman Islands and no withholding is required on payments in respect of the notes by us to United States holders of these notes under the laws of the Cayman Islands. There is no tax treaty regarding withholding between the Cayman Islands and the United States.

    On May 5, 1998, we received an Undertaking as to Tax Concessions pursuant to the Tax Concessions Law (1995 Revision) which provides that, for a period of 20 years from the date of issue of the undertaking, no law enacted in the Cayman Islands imposing any taxes or duty to be levied on income or capital assets, gains or appreciation will apply to any of our income or property.

United States Federal Income Tax Considerations

    The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of notes (collectively the "notes" or individually a "note") provides general information only, and is not purported to address all of the United States federal income tax consequences that may be applicable to a holder of a note. It also does not address all of the tax consequences that may be relevant to you if you are subject to special treatment under the United States federal income tax laws, such as individual retirement and other tax-deferred accounts, dealers in notes or currencies, insurance companies, tax-exempt organizations, investors in pass-through entities, persons liable for the alternative minimum tax, financial institutions, persons holding notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a "synthetic security," "conversion transaction" or other integrated investment comprised of a note and one or more other investments, or a United States holder (as defined below) whose functional currency is other than the United States dollar. The summary is based upon tax laws of the United States as in effect on the date hereof, which are subject to change (possibly with retroactive effect) and different interpretations. This summary does not discuss any tax consequences arising under the laws of any state, local or non-United States tax jurisdictions.

    For purposes of the following discussion, you are a "United States holder" if you are a beneficial owner of a note who is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the law of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income taxation without regard to the source of its income, or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, was treated as a United States person on August 19, 1996 and elected to be treated as a United States person at all times thereafter. You are a "non-United States holder" if you are a beneficial owner of a note who is not a United States holder.

    You should consult your tax advisor about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other non-United States tax laws.

  Payment or Accruals of Interest

    Except as discussed below under "Original Issue Discount" and "Premium and Market Discount," interest (including any foreign withholding taxes and Additional Amounts, if any) with respect to a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than a hyperinflationary currency or the United States dollar (a "foreign currency"), the amount of your interest income will be the United States dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into United States dollars. If you are an accrual-basis United States holder, the amount of your interest income will be based on the average exchange rate in effect during the interest accrual period, or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis United States holder you may elect to translate all interest income on foreign currency denominated notes at the spot rate in effect on the last day of the accrual period, or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year, or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the United States Internal Revenue Service. If you use the accrual method of accounting for United States federal income tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss and, to the extent provided by administrative pronouncements of the United States Internal Revenue Service, generally will not be treated as interest income or expense (as the case may be).

    In general, for United States foreign tax credit purposes, interest (including original issue discount, as described below) in respect of the notes will be considered income derived from foreign sources and will be treated as passive income or, in the case of certain United States holders, as financial services income. However, if interest on the notes becomes subject to a withholding tax of five percent or more, the interest will be "high withholding tax interest" for purposes of such limitation. Foreign currency gain or loss will be considered income derived from United States sources for United States foreign tax credit purposes.

  Purchase, Sale and Retirement of Notes

    Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note. The rules for determining these amounts are discussed below. If you purchase a note that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the United States dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the United States dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange in effect on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert United States dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the purchase.

    When you sell or exchange a note, or if a note is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for United States federal income tax purposes generally will be the United States dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis United States holder, or if you are an accrual-basis holder that makes a special election, then you will determine the United States dollar value of the amount realized by translating the amount at the spot rate of exchange in effect on the settlement date of the sale, exchange or retirement.

    The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the United States Internal Revenue Service.

    Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be long-term capital gain or loss if you have held the note for more than one year. The Internal Revenue Code of 1986 as amended (the "Code") provides preferential treatment under certain circumstances for net long-term capital gains recognized by noncorporate investors. Net long-term capital gain recognized by a noncorporate United States holder will generally be subject to a maximum tax rate of 20% for notes held for more than one year. The ability of United States holders to offset capital losses against ordinary income is limited. Gain or loss recognized on a sale, exchange or retirement of a note by a United States holder generally will be treated as United States source income or loss for United States foreign tax credit purposes.

    Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. To the extent provided by administrative pronouncements of the United State Internal Revenue Service, this foreign currency gain or loss generally will not be treated as interest income or expense (as the case may be).

  Original Issue Discount

    If we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be "Original Issue Discount Notes." The difference between the issue price and their stated redemption price at maturity will be the "original issue discount." The "issue price" of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers or similar persons). The "stated redemption price at maturity" will include all payments under the notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

    If you invest in Original Issue Discount Notes, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Note you generally will be required to include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, before you receive the cash attributable to that income.

    In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that note for all days during the taxable year that you own such note. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by:

  (i)
  multiplying the "adjusted issue price" (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the note and the denominator of which is the number of accrual periods in a year; and

  (ii)
  subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

    In the case of an Original Issue Discount Note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest index. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an Original Issue Discount Note, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a note is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Note denominated in United States dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

    You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. For notes purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed under "Taxation—United States Federal Income Tax Considerations—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant yield basis.

    In the case of an Original Issue Discount Note that is also a foreign currency note, you should determine the United States dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period, or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period. Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange in effect on the last day of the accrual period, or the last day of the taxable year, for an accrual period that spans two taxable years, or at the spot rate of exchange in effect on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption "—Payments or Accruals of Interest" above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Note denominated in United States dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Note, you will recognize ordinary income or loss measured by the difference between the amount received, translated into United States dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Note, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

    If you purchase an Original Issue Discount Note outside of the initial offering at a cost less than its "remaining redemption amount," or if you purchase an Original Issue Discount Note in the initial offering at a price other than the note's issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Note at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Note is the total of all future payments to be made on the note other than qualified stated interest.

    Certain Original Issue Discount Notes may contain features providing for redemption prior to maturity of such notes or may have special repayment or interest rate reset features. Such notes may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Notes with these features, you should carefully examine the pricing supplement and consult your tax advisor about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of such notes.

  Premium and Market Discount

    If you purchase a note at a cost greater than the note's remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the United States Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original Issue Discount Notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into United States dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date when the holder acquired the note. For a United States holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the note matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures. For United States foreign tax credit purposes, the portion of premium on a note you elect to amortize during a taxable year will reduce your foreign source interest income derived from the note for such taxable year.

    If you purchase a note at a price that is lower than the note's remaining redemption amount, or in the case of an Original Issue Discount Note, the note's adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the note will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the United States dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

    You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the United States Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into United States dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year). For United States foreign tax credit purposes, any market discount should be treated as foreign source interest income if either (i) you are a United States holder or (ii) you are a non-United States holder and such market discount is effectively connected with a United States trade or business conducted by you. However, any market discount should generally be treated as foreign source income derived from the sale of personal property if you are a non-United States holder and the market discount is not effectively connected with a United States trade or business conducted by you.

  Variable Rate Notes

    A "variable rate note" is a note that: (1) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (a) the product of (i) the total noncontingent principal payments, (ii) the number of complete years to maturity from the issue date and (iii) .015 or (b) 15 percent of the total noncontingent principal payments and (2) does not provide for stated interest other than stated interest compounded or paid at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate" or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

    A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

    A variable rate is a "qualified floating rate" if (1) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated or (2) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than .65 but not more than 1.35, or (b) a fixed multiple greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a note provides for two or more qualified floating rates that (1) are within 0.25 percent of each other on the issue date or (2) can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

    An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (1) the rate is equal to a fixed rate minus a qualified floating rate and (2) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

    If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (1) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percent or (2) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.

    In general, if a variable rate note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash at least annually, all stated interest on the note is qualified stated interest and the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

    If a variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals on the note are generally determined by (1) determining a fixed rate substitute for each variable rate provided under the variable rate note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note), (2) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (3) determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument and (4) making the appropriate adjustments for actual variable rates during the applicable accrual period.

    If a variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the variable rate note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Indexed Notes and Other Notes Providing for Contingent Payment

    Special rules govern the tax treatment of debt obligations that provide for contingent payments ("contingent debt obligations"). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate notes if the interest payable on the notes is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to United States holders of any notes that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Short-Term Notes

    The rules described above will also generally apply to Original Issue Discount Notes with maturities of one year or less ("short-term notes"), but with some modifications.

    First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be Original Issue Discount Notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction, you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis United States holder of a short-term note, you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

    Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term note, you can elect to accrue any "acquisition discount" with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

    Finally, the market discount rules described above will not apply to short-term notes.

    As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term note. If you purchase notes with these features, you should carefully examine the pricing supplement and consult your tax advisor about these features.

Foreign Tax Credits

    If any foreign income taxes are withheld or paid in respect of payments on, or proceeds from the sale, exchange or retirement of, the notes, a United States holder may be eligible, subject to a number of complex limitations under United States federal income tax law, for a foreign tax credit. Alternatively, a United States holder may elect to claim a deduction from its taxable income for such foreign income taxes.

    The United States foreign tax credit rules are extremely complex. Prospective investors are urged to consult their own tax advisors regarding the application of the United States foreign tax credit rules to investments in the notes.

Non-United States Holders

    Subject to the discussion of backup withholding below, if you are a non-United States holder, the interest income and gains that you derive in respect of the notes generally will be exempt from United States federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the United States Internal Revenue Service to establish that you are not a United Sates person. See "Taxation—United States Federal Income Tax Considerations—Information Reporting and Backup Withholding".

    Even if you are a non-United States holder, you may still be subject to United States federal income taxes on any interest income you derive in respect of the notes if:

  •
  you are an insurance company carrying on a United States insurance business, within the meaning of the Code; or

  •
  you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (i) a banking, financing or similar business in the United States or (ii) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

    If you are a non-United States holder, any gain you realize on a sale or exchange of notes generally will be exempt from United States federal income tax, including withholding tax, unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement, and certain other requirements are met.

    Non-United States holders who are entitled to benefits under an income tax treaty with the United States may be subject to different rules than those summarized above, and should consult with their own tax advisors.

Information Reporting and Backup Withholding

    You may be subject to backup withholding and information reporting requirements if you receive principal payments (and premium, if any) and interest on a note and certain payments of proceeds from the sale, exchange or retirement of a note. We, our agent or a broker will be required to withhold tax from any payment that is subject to backup withholding if you fail to furnish your taxpayer identification number (social security number or employee identification number), furnish an incorrect taxpayer identification number, fail to certify that you are not subject to backup withholding, are notified by the United States Internal Revenue Service that you have failed to properly report payments of interest or dividends, or fail to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, all corporations and persons who are not United States persons and who furnish a United States Internal Revenue Service Form W-8BEN) are not currently subject to the backup withholding and information reporting requirements, but may be required to comply with applicable certification procedures to prove such exception. Any amounts withheld under the backup withholding rules from a payment to you may be claimed as a credit against your United States federal income tax liability if you provide certain information to the United States Internal Revenue Service.

    Backup withholding and information reporting will not apply to payments made by us or our paying agents, in such capacities, to you if you are a non-United States holder of a note and you have provided the required certification demonstrating that you are not a United States person as described above, provided that neither we nor our paying agent has actual knowledge, or reason to know, that you are a United States person. Payments of the proceeds from a disposition by a non-United States holder of a note made to or though a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

  •
  A United States person,

  •
  A controlled foreign corporation for United States federal income tax purposes,

  •
  A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or

  •
  A foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

    If you are a non-United States holder, payments of the proceeds from the disposition of a note made to or through the United States office of a broker will generally be subject to information reporting and backup withholding unless you certify as to your taxpayer identification number or otherwise establish an exemption from information reporting and backup withholding.

    Non-United States holders should consult their own tax advisors regarding the application of the backup withholding rules in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amount withheld under the backup withholding rules from a payment to you will be allowed as a credit against your United States federal income tax liability, or you may claim a refund, provided you furnish the required information in a timely manner to the United States Internal Revenue Service.

PLAN OF DISTRIBUTION

    At the time of offering of any series of notes, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions of the offering, in a prospectus supplement.

    We may sell notes in one or more of the following ways:

  •
  to or through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly by us to one or more purchasers; or

  •
  through a combination of these methods of sale.

    Each prospectus supplement with respect to a series of notes will set forth the terms of the offering of those notes, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered notes and the net proceeds to us from such sale;

  •
  any underwriting discounts, commissions or other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discount or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered notes may be listed.

    The distribution of the offered securities may be effected from time to time in one or more transactions at fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

    If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are used in the sale, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale.

    We may offer the notes to the public through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If we offer the notes through an underwriter or underwriters, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the notes offered thereby if any are purchased. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If we offer notes through a dealer, in respect of which this prospectus is delivered, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to the determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

    Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named and any commissions payable by us to the agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the offered securities so offered and sold.

    Offers to purchase offered securities may be solicited directly by us and the sale may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of such offered securities. The terms of any such sales will be described in the related prospectus supplement.

    If indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases such institutions must be approved by us. Such contracts will be subject only to those conditions set forth in such prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

    Agents and underwriters may be entitled under agreements entered into with us and Petróleos de Venezuela to indemnification by us and Petróleos de Venezuela against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

    Agents and underwriters may engage in transactions with or perform services for Petróleos de Venezuela or us in the ordinary course of business.

    Unless otherwise stated in a prospectus supplement, the notes will not be listed on any securities exchange.

VALIDITY OF THE NOTES

    The validity of the notes described in this prospectus under New York law will be passed upon for PDVSA Finance by Shearman & Sterling, New York, New York, United States counsel for PDVSA Finance. The validity of the notes described in this prospectus under Cayman Islands law will be passed upon by Walkers, Cayman Islands counsel for PDVSA Finance.

EXPERTS

    The consolidated financial statements of Petróleos de Venezuela and its consolidated subsidiaries as of and for the year ended December 31, 2000 have been audited by Alcaraz Cabrera Vázquez (a member firm of KPMG), independent accountants. Such financial statements, and the report of Alcaraz Cabrera Vázquez which is based partially upon the report of other auditors, are included in the annual report on Form 20-F of Petróleos de Venezuela for the year ended December 31, 2000, incorporated by reference herein.

    The consolidated financial statements of Petróleos de Venezuela and its consolidated subsidiaries as of and for the two years ended December 31, 1999, incorporated in this prospectus by reference to the annual report on Form 20-F of Petróleos de Venezuela, except as they relate to certain subsidiaries and affiliates, have been audited by Espiñeira, Sheldon y Asociados (a member firm of PricewaterhouseCoopers), independent accountants, and insofar as they relate to certain subsidiaries and affiliates, by other independent accountants, whose reports have also been incorporated by reference herein.

    The financial statements of PDVSA Finance as of and for the year ended December 31, 2000 have been audited by Alcaraz Cabrera Vázquez (a member firm of KPMG), independent accountants. Such financial statements and the report of Alcaraz Cabrera Vázquez are included in our annual report on Form 20-F for the year ended December 31, 2000, incorporated by reference herein.

    The financial statements of PDVSA Finance as of and for the year ended December 31, 1999 and for the period from its inception on March 18, 1998 through December 31, 1998, incorporated in this prospectus by reference to our annual report on Form 20-F, have been audited by Espiñeira, Sheldon y Asociados (a member firm of PricewaterhouseCoopers), independent accountants.

    The consolidated financial statements of PDV America, Inc. incorporated in this prospectus by reference to PDV America, Inc.'s annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein.

    The consolidated financial statements of CITGO Petroleum Corporation incorporated in this prospectus by reference to CITGO Petroleum Corporation's annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

    All of the financial statements described above have been incorporated by reference in this prospectus in reliance on the reports of the independent accounts named above, given on the authority of these firms as experts in auditing and accounting.

INDEPENDENT CONSULTANT

    The report entitled "U.S. Market Analysis—Venezuela Crude Oil and Refined Products" included in our annual report on Form 20-F for the year ended December 31, 2000, incorporated by reference in this prospectus, has been prepared by Purvin & Gertz, Inc., and is incorporated by reference in this prospectus in reliance on the authority of this firm as a leading consulting and engineering firm experienced in review of the design, development and operation of oil field development projects and other industrial facilities.

$1,500,000,000

PDVSA Finance Ltd.
a wholly owned subsidiary of Petróleos de Venezuela, S.A.

Notes

PROSPECTUS

Dated  , 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.  Indemnification of Directors and Officers

    Our Memorandum and articles of association provide that every director, alternate director, managing director, agent, secretary, assistant secretary, or other officer of PDVSA Finance, and their respective personal representatives, shall be indemnified and secured harmless out of the assets and funds of PDVSA Finance against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in our about the conduct of PDVSA Finance's business or affairs or in the execution or discharge of such person's duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such person in defending any civil proceedings concerning PDVSA Finance or its affairs in any court.

    Additionally, our memorandum and articles of association provide that no such director, alternate director, managing director, agent, secretary, assistant secretary or other officer of PDVSA Finance shall be liable:

  •
  for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of PDVSA Finance;

  •
  by reason of his having joined in any receipt for money not received by him personally;

  •
  for any loss on account of defect in title to any property of PDVSA Finance;

  •
  on account of the insufficiency of any security in or upon which any money of PDVSA Finance shall be invested;

  •
  for any loss incurred through any bank, broker or other agent;

  •
  for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part; or

  •
  for any loss, damage or misfortune which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

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ITEM 9.  Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.
4.1	Senior Indenture, dated as of May 14, 1998, between PDVSA Finance and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Registration Statement of Petróleos de Venezuela and PDVSA Finance on Form F-4 filed with the U.S. Securities and Exchange Commission on November 27, 1998).
4.2	Fiscal and Paying Agency Agreement, dated as of May 14, 1998, among PDVSA Finance, The Chase Manhattan Bank, as Fiscal Agent, and The Chase Manhattan Bank, Luxembourg, S.A., as Paying Agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement of Petróleos de Venezuela and PDVSA Finance on Form F-4 filed with the U.S. Securities and Exchange Commission on November 27, 1998).
5.1	Opinion of Shearman & Sterling, United States counsel to the issuer, regarding the legality of the securities being registered.
5.2	Opinion of Walkers, Cayman Islands counsel to the issuer, regarding the legality of the securities being registered.
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges for PDVSA Finance Ltd.
12.2	Statement Regarding Computation of Ratios of Earnings to Fixed Charges for Petróleos de Venezuela, S.A.
23.1	Consent of Shearman & Sterling (included in Exhibit 5.1).
23.2	Consent of Walkers (included in Exhibit 5.2).
23.3	Consent of Alcaraz Cabrera Vázquez (a member firm of KPMG) in relation to the consolidated financial statements of Petróleos de Venezuela, S.A.
23.4	Consent of Espiñeira, Sheldon y Asociados (a member firm of PricewaterhouseCoopers) in relation to the consolidated financial statements of Petróleos de Venezuela, S.A.
23.5	Consent of Deloitte & Touche LLP in relation to the financial statements of PDV America, Inc.
23.6	Consent of Deloitte & Touche LLP in relation to the financial statements of CITGO Petroleum Corporation.
23.7	Consent of Alcaraz Cabrera Vázquez (a member firm of KPMG) in relation to the financial statements of PDVSA Finance Ltd.
23.9	Consent of Espiñeira, Sheldon y Asociados (a member firm of PricewaterhouseCoopers) in relation to the financial statements of PDVS Finance Ltd.
23.10	Consent of Purvin & Gertz, Inc., independent consultant.
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of eligibility of Trustee on Form T-1.

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ITEM 10.  Undertakings

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F (17 CFR 249.220f) if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the form F-3.

      (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

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  Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has theretofore been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Sections 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Caracas, Venezuela, on July 19, 2001.

PDVSA FINANCE LTD.
By:	/s/ LUIS DÁVILA Name: Luis Dávila Title: Principal Director and President

    Each person whose signature appears below constitutes and appoints Carlos Yánez and Rafael Guilliod, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ LUIS DÁVILA Luis Dávila	Principal Director and President (Principal Executive Officer)	July 19, 2001
/s/ JULIÁN FLESZCZYNSKI Julián Fleszczynski	Principal Director and Vice President (Principal Financial Officer)	July 19, 2001
/s/ CARLOS YÁNEZ Carlos Yánez	Principal Director and Financial Manager	July 19, 2001
/s/ MICHAEL AUSTIN Michael Austin	Independent Principal Director	July 19, 2001
/s/ EDUARDO MEINHARD Eduardo Meinhard	Alternate Director and Treasury Manager (Principal Accounting Officer)	July 19, 2001
/s/ RAFAEL GUILLIOD Rafael Guilliod	Alternate Director	July 19, 2001
/s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States	July 19, 2001

II–5

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Caracas, Venezuela, on July 19, 2001.

PETRÓLEOS DE VENEZUELA, S.A.
BY:	/S/ GUAICAIPURO LAMEDA MONTERO Name: Guaicaipuro Lameda Montero Title: President

    Each person whose signature appears below constitutes and appoints Luis Dávila and Julián Fleszczynski, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GUAICAIPURO LAMEDA MONTERO Guaicaipuro Lameda Montero	Principal Director and President (Principal Executive Officer)	July 19, 2001
/s/ JORGE KAMKOFF Jorge Kamkoff	Principal Director and Vice President	July 19, 2001
/s/ KARL MAZEIKA Karl Mazeika	Principal Director and Vice President	July 19, 2001
/s/ VINCENZO PAGLIONE Vincenzo Paglione	Principal Director and Vice President	July 19, 2001
/s/ EDUARDO PRASELJ Eduardo Praselj	Principal Director and Vice President	July 19, 2001
/s/ ARNOLDO RODRÍGUEZ OCHOA Arnoldo Rodríguez Ochoa	External Principal Director	July 19, 2001

II–6

/s/ JUAN ANTONIO TORRES SERRANO Juan Antonio Torres Serrano	External Principal Director	July 19, 2001
/s/ LUIS DÁVILA Luis Dávila	Chief Financial Officer (Principal Financial Officer)	July 19, 2001
/s/ JULIÁN FLESZCZYNSKI Julián Fleszczynski	Treasurer (Principal Accounting Officer)	July 19, 2001
/s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States	July 19, 2001

II–7

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.
4.1
Senior Indenture, dated as of May 14, 1998, between PDVSA Finance and the Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Registration Statement of Petróleos de Venezuela and PDVSA Finance on Form F-4 filed with the U.S. Securities and Exchange Commission on November 27, 1998).
4.2
Fiscal and Paying Agency Agreement, dated as of May 14, 1998, among PDVSA Finance, The Chase Manhattan Bank, as Fiscal Agent, and The Chase Manhattan Bank, Luxembourg, S.A., as Paying Agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement of Petróleos de Venezuela and PDVSA Finance on Form F-4 filed with the U.S. Securities and Exchange Commission on November 27, 1998).
5.1	Opinion of Shearman & Sterling, United States counsel to the issuer, regarding the legality of the securities being registered.
5.2	Opinion of Walkers, Cayman Islands counsel to the issuer, regarding the legality of the securities being registered.
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges for PDVSA Finance Ltd.
12.2	Statement Regarding Computation of Ratios of Earnings to Fixed Charges for Petróleos de Venezuela, S.A.
23.1	Consent of Shearman & Sterling (included in Exhibit 5.1).
23.2	Consent of Walkers (included in Exhibit 5.2).
23.3	Consent of Alcaraz Cabrera Vázquez (a member firm of KPMG) in relation to the consolidated financial statements of Petróleos de Venezuela, S.A.
23.4	Consent of Espiñeira, Sheldon y Asociados (a member firm of PricewaterhouseCoopers) in relation to the consolidated financial statements of Petróleos de Venezuela, S.A.
23.5	Consent of Deloitte &Touche LLP in relation to the financial statements of PDV America, Inc.
23.6	Consent of Deloitte &Touche LLP in relation to the financial statements of CITGO Petroleum Corporation.
23.7	Consent of Alcaraz Cabrera Vázquez (a member firm of KPMG) in relation to the financial statements of PDVSA Finance Ltd.
23.9	Consent of Espiñeira, Sheldon y Asociados (a member firm of PricewaterhouseCoopers) in relation to the financial statements of PDVSA Finance Ltd.
23.10	Consent of Purvin & Gertz, Inc., independent consultant.
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of eligibility of Trustee on Form T-1.

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FACTORS AFFECTING FORWARD-LOOKING STATEMENTS
SUMMARY
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF THE NOTES
EXPERTS
INDEPENDENT CONSULTANT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
INDEX TO EXHIBITS